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                                                                     Exhibit 4.4

                               HAHT SOFTWARE, INC.

                             AMENDMENT NO. 1 TO THE
            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
            --------------------------------------------------------

     This Amendment No. 1 (the "Amendment") to the Third Amended and Restated
                            ---------
Registration Rights Agreement, dated December 21, 1999 (the "Agreement"), is
                                                             ---------
made as of March 6, 2000, by and among HAHT Software, Inc., a North Carolina corporation (the "Company"), and the other undersigned parties (each, an
                  -------
"Amending Investor" and together, the "Amending Investors"). All capitalized
 -----------------                     ------------------
terms used but not otherwise defined herein shall have the meanings given to them in the Agreement, unless the context requires otherwise.

                                    RECITALS

     A. The Company and the Amending Investors desire to enable the Company to sell additional shares of its Series E Preferred Stock (the "Additional Shares")
                                                             -----------------
pursuant to the terms of the Purchase Agreement, which has been amended as of the date hereof by the parties thereto to enable the Company to sell such Additional Shares.

     B. The Company and the Amending Investors desire to increase the number of shares that may be issued to employees, directors, officers or consultants under a stock plan and would not, therefore, be subject to the Right of Participation.

     C. The Company and the Amending Investors desire to expand the carve-out to the right of participation granted pursuant to Section 18 of the Agreement (the "Right of Participation") so that the Right of Participation does not apply to the issuance of the Additional Shares.

     D. Pursuant to Section 22(d) of the Agreement, amending the Agreement requires the written consent of the Company and holders of at least 66 2/3% of the outstanding shares of Restricted Stock.

     NOW THEREFORE, the parties agree as follows:

     1. All references to the defined term "Purchase Agreement" shall mean the
                                            ------------------
Series E Convertible Preferred Stock and Warrant Purchase Agreement, dated as of December 21, 1999, among the Company and the parties named therein, as amended by the certain Amendment No 1 to the Series E Convertible Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof, and as further amended from time to time.

     2. The eighth WHEREAS clause of the Agreement is amended to reflect that an aggregate of up to 26,910,700 shares of Series E Preferred Stock may be acquired pursuant to the Purchase Agreement, and is restated in its entirety to read as follows:
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          "WHEREAS, pursuant to the terms of a Series E Convertible Preferred
     Stock and Warrant Purchase Agreement, dated the date hereof (the "Purchase
                                                                       --------
     Agreement"), between the Company and the Purchasers named in Schedule I
     ---------
     thereto (the "Series E Investors"), the Series E Investors are acquiring an
                   ------------------
     aggregate of up to 26,910,700 shares of Series E Preferred Stock, no par value (the "Series E Preferred Stock"); and"
                 ------------------------

     3. Section 18(H) of the Agreement is amended to change the number of shares of Common Stock (or options therefore) that may be issued under a stock plan, and is restated in its entirety to read as follows:

        "(H) Common Stock (or options therefor) issued to directors, officers, employees or consultants of the Company, not to exceed in the aggregate 15,000,000 shares, (appropriately adjusted to reflect stock splits, stock dividends, combination of shares, recapitalizations and the like with respect to the Common Stock) plus such number of shares of Common Stock that are repurchased (or options canceled) by the Company from such persons after the date of this Agreement pursuant t the contractual rights held by the Company and at a repurchase price not exceeding the respective original purchase price of paid by such persons to the Corporation therefor (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, recapitalizations and the like with respect to the Common Stock) less the number of options (as so adjusted) issued to such officers, directors, employees or consultants outstanding on the date of this Agreement pursuant to clause (C) above (the shares exempted by this clause (H) being hereinafter referred to as the "Reserved Employee
                                                      -----------------
     Shares"), and"
     ------

     4. Section 18 of the Agreement is amended by adding a new paragraph (J) to the list of exceptions to the participation rights of the Major Investors set forth in Section 18 in order to exclude the Series E Preferred Stock (including the Additional Shares) sold pursuant to the Purchase Agreement from the Right of Participation. This new paragraph (J) shall read in its entirety as follows:

        "(J) up to 26,910,700 shares of Series E Preferred Stock issued pursuant to the Purchase Agreement, as the same may be amended from time to time."

     5. Each Amending Investor which is a Major Investor hereby waives any right to notice and its Right of Participation with respect to the issuance of the Additional Shares.

     6. The remainder of the Agreement, including Section 18, shall remain in full force and effect.

     7. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies
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bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.

                         [SIGNATURE PAGES TO FOLLOW.]
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     IN WITNESS WHEREOF, the Company and Amending Investors, who hold at least a majority of the Common Stock issued or issuable upon conversion of the Series E Shares, have executed this Amendment No. 1 to this Third Amended and Restated Registration Rights Agreement as of the date first above written.



                                       COMPANY: HAHT SOFTWARE, INC.


                                       By:         /s/ J N Riehle
                                              ---------------------------------
                                       Name:       J. N. Riehle
                                              ---------------------------------
                                       Title:      CFO
                                               --------------------------------

                                       Address:     400 Newton Road
                                                    Raleigh, NC  27615


                    SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
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     IN WITNESS WHEREOF, the Company and Amending Investors, who hold at least a majority of the Common Stock issued or issuable upon conversion of the Series E Shares, have executed this Amendment No. 1 to this Third Amended and Restated Registration Rights Agreement as of the date first above written.



                                      AMENDING INVESTOR:

                                      /s/James D. Atkins
                                      ------------------------------------------
                                      James D. Atkins

                                      Address:     6979 Sunrise Drive
                                                   Coral Gables, FL 33133


                    SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT